Exhibit 99.2

Perrigo Company plc Announces Pricing for its Cash Tender Offer

DUBLIN, June 14, 2017 /PRNewswire/ — Perrigo Company plc (“Perrigo” or the “Company”) (NYSE; TASE: PRGO) announced today the reference yield and total consideration for each series of notes subject to the previously announced cash tender offer (the “Tender Offer”) for up to a combined aggregate principal amount of $1,400,000,000 (the “Maximum Amount”) of Perrigo’s 4.000% Notes due 2023 and 5.300% Notes due 2043 and Perrigo Finance Unlimited Company’s, its wholly-owned finance subsidiary (“Perrigo Finance”), 3.500% Notes due March 2021, 3.500% Notes due December 2021, 4.900% Notes due 2044, 4.375% Notes due 2026 and 3.900% Notes due 2024 (collectively, the “Notes”).

The Tender Offer is being made pursuant to, and subject to the terms and conditions in, an Offer to Purchase, dated May 31, 2017, which sets forth a description of the terms of the Tender Offer.

The reference yields for the Tender Offer were determined at 11:00 a.m., New York City time, today. The consideration to be paid in the Tender Offer for each series of Notes being purchased is based on the applicable reference yield plus a fixed spread, as set forth in the table below. Holders who validly tendered and did not validly withdraw Notes at or prior to the Early Tender Deadline (as defined below) that are accepted for purchase will receive the total consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from, and including, the last interest payment date for such Notes to, but excluding, the applicable settlement date. Perrigo and Perrigo Finance expect to accept for purchase a combined aggregate principal amount of $1,400,000,000 of Notes. All of the Notes in Acceptance Priority Levels 1 and 2 that were validly tendered prior to the Early Tender Deadline are expected to be accepted for purchase. The proration factor for the Notes in Acceptance Priority Level 3 will be approximately 57.9% and the proration factor for the Notes in Acceptance Priority Level 4 will be approximately 26.6%. No Notes in Acceptance Priority Levels 5 and 6 are being purchased.

Issuer/Applicable Offeror	Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Series Cap	Aggregate Principal Amount Expected to be Accepted for Purchase	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Reference Yield	Total Consideration(1)(2)
Perrigo Company plc	4.000% Notes due 2023	714294AD7	$800,000,000	1	N/A	$584,381,000	1.75% due 5/31/2022	PX1	100	2.676%	$1,074.82
Perrigo Company plc	5.300% Notes due 2043	714294AH8	$400,000,000	2	N/A	$309,501,000	3.00% due 2/15/2047	PX1	170	4.476%	$1,125.60
Perrigo Finance Unlimited Company	3.500% Notes due March 2021/ 3.500% Notes due December 2021	71429MAA3/ 714295AB8	$500,000,000/ $500,000,000	3	$410,000,000 (in aggregate principal amount)	$219,637,000 $190,354,000	1.75% due 5/31/2022	PX1 PX1	50 60	2.176% 2.276%	$1,046.41 $1,050.26
Perrigo Finance Unlimited Company	4.900% Notes due 2044	714295AA0	$400,000,000	4	$150,000,000 (in aggregate principal amount)	$96,127,000	3.00% due 2/15/2047	PX1	175	4.526%	$1,057.95

(1)	Per $1,000 principal amount of Notes. Includes the Early Tender Premium.
(2)	In addition, holders will receive accrued and unpaid interest to the settlement date.

The Tender Offer will expire at 11:59 p.m., New York City time, on June 27, 2017, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders of Notes must have validly tendered and not validly withdrawn their Notes at or before 5:00 p.m., New York City time, on June 13, 2017 (the “Early Tender Deadline”) to be eligible to receive the Early Tender Premium for their tendered Notes. After such time, the Notes may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law. Assuming the Tender Offer is not extended and the conditions to the Tender Offer are satisfied or waived, Perrigo and Perrigo Finance expect that settlement for Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase will be on June 15, 2017.

As Perrigo and Perrigo Finance intend, subject to the terms and conditions of the Tender Offer, to accept for purchase the Maximum Amount of Notes tendered at or prior to the Early Tender Deadline, further tenders of Notes prior to the Expiration Time will not be accepted for purchase.

The obligation of Perrigo and Perrigo Finance to accept for purchase, and to pay for, any Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer is conditioned upon the satisfaction or waiver of the conditions described in the Offer to Purchase under the heading “Terms of the Tender Offer—Conditions of the Tender Offer.”

This press release is neither an offer to purchase nor a solicitation of an acceptance of securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase.

Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are serving as the Lead Dealer Managers in connection with the Tender Offer. Wells Fargo Securities, LLC is serving as the Co-Dealer Manager in connection with the Tender Offer. Questions regarding the Tender Offer may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or to Morgan Stanley & Co. LLC at (800) 624-1808 (toll free) or (212) 761-1057 (collect). Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as Tender Agent and Information Agent for the Tender Offer, at the following telephone numbers: banks and brokers, (212) 269-5550; all others toll free at (800) 967-5071 or at the following email: prgo@dfking.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including the timing and expense to complete the Tender Offer. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2016, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is the world’s largest manufacturer of over-the-counter (“OTC”) healthcare products and supplier of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America, Europe and Australia, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

For further information: Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com